UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2003

Alliance Bancorp of New England, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13405	06-1495617

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

348 Hartford Turnpike, Vernon, CT		06066

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 875-2500

Not Applicable

(Former name or former address, if changed since last report)

Item 9.	Regulation FD Disclosure

On July 28, 2003, Alliance Bancorp of New England, Inc. corrected a typographical error in the informational presentation filed as Exhibit 99.1 to its Form 8-K dated July 17, 2003 and available on its Internet site (http://www.alliancebancorp.com). The sixth bulleted item on page 15 of the corrected informational presentation now reads as follows: “Shareholders of Connecticut Bancshares and Alliance are expected to meet and vote on the proposed transaction during the 4th quarter of 2003.”

The information included in this Item 9 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be incorporated by reference in any filing under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2003	ALLIANCE BANCORP OF NEW ENGLAND, INC. Registrant

	By:	/s/ David H. Gonci David H. Gonci Senior Vice President/ Chief Financial Officer